April 16, 2021

Caterpillar contact:
Kate Kenny
Global Government & Corporate Affairs
Mobile: 309-361-9333
Email: Kenny_Kate@cat.com

FOR IMMEDIATE RELEASE

CATERPILLAR ANNOUNCES BOARD OF DIRECTORS CHANGES

Deerfield, IL – Caterpillar Inc. (NYSE: CAT) is announcing the retirement of two long-time members of the board of directors, Juan Gallardo and William (Bill) Osborn. The company also announces the election of Cargill Board Chair and Chief Executive Officer (CEO) David MacLennan to the board. All changes were effective April 14, 2021.

Gallardo, 73, is the Chairman of Organización CULTIBA, S.A.B. de C.V. where he retired as CEO in 2016. He was elected to the Caterpillar board of directors in 1998. Gallardo served on Caterpillar’s Public Policy and Governance Committee.

“Working alongside Juan has been a privilege,” said Caterpillar Chairman and CEO Jim Umpleby. “His international business expertise and active engagement in trade-related issues have greatly benefited Caterpillar. On behalf of the entire board, I thank Juan for his exemplary service.”

Osborn, 73, is the former Chairman and CEO of Northern Trust Corporation and The Northern Trust Company. He was elected to the Caterpillar board of directors in 2000. Osborn was most recently a member of the Audit Committee, which he chaired for many years. He also previously chaired the Compensation Committee.

“Bill’s two decades of service to Caterpillar have proven invaluable,” said Umpleby. “He leveraged his leadership experience to provide insightful guidance regarding strategy and governance. The Caterpillar board thanks Bill for his outstanding service.”

MacLennan, 61, has been CEO of Cargill since 2013 and Board Chair since 2015. He began his Cargill career in 1991 and served in several positions of increasing responsibility before becoming Chief Financial Officer in 2008 and Chief Operating Officer in 2011. MacLennan serves on the boards of Ecolab, the Minnesota Business Partnership and the Board of Trustees of Amherst College.

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“The Caterpillar board will benefit from Dave’s leadership experience as CEO of Cargill, a global business with more than 155,000 employees in 70 countries. I look forward to serving with him,” said Umpleby.

MacLennan joins 10 other members on Caterpillar’s board of directors and will serve on the Audit Committee.

About Caterpillar
With 2020 sales and revenues of $41.7 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines, and diesel-electric locomotives. Since 1925, we’ve been driving sustainable progress and helping customers build a better world through innovative products and services. Throughout the product life cycle, we offer services built on cutting-edge technology and decades of product expertise. These products and services, backed by our global dealer network, provide exceptional value to help our customers succeed. We do business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries, and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/social-media.

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an
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increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

Caterpillar Public Release                 #